UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 4, 2016

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   Annual Equity Compensation Grants. The Compensation Committee of ION Geophysical Corporation (the “Company”) has granted all annual equity awards of restricted stock, stock options and stock appreciation rights ("SARs") on March 1 of each year since 2014. Awards made in connection with significant promotions, new hires, new directors joining the Board or unusual circumstances, including but not limited to its employees and directors will be granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1. Prior to 2014, annual equity awards were made on December 1 of year.
Consistent with its past practice, on March 1, 2016, the Company granted certain equity compensation awards to its key employees, including its officers. The table below shows the grants on that date to the current named executive officers of the Company of (i) nonqualified stock options under the Company's 2013 Long-Term Incentive Plan ("2013 LTIP"), (ii) shares of the Company's restricted stock under the Company’s 2013 LTIP, and (iii) awards of cash settled SARs under the Company's Stock Appreciation Rights Plan (the "SAR Plan"):

Executive Officer	Title	Shares Subject to Stock Options (#)	Shares of Restricted Stock (#)	SARs (#)
R. Brian Hanson	President and Chief Executive Officer	100,000	50,000	300,000
Christopher T. Usher	Executive Vice President and Chief Innovation Officer, E&P Operation Optimization	25,000	12,500	150,000
Ken Williamson	Executive Vice President and Chief Operating Officer, E&P Technology & Services	35,000	17,500	150,000
Steven A. Bate	Executive Vice President and Chief Financial Officer	50,000	25,000	150,000
Jamey S. Seely	Executive Vice President, General Counsel & Corporate Secretary	50,000	25,000	150,000
The options granted vest 25% each year over a four-year period and are exercisable at a price equal to $3.10 per share, which was the closing sales price per share of the Company’s common stock on the NYSE on the last trading day immediately prior to the date of grant, in accordance with the terms of the 2013 LTIP. The grants of shares of restricted stock will vest in one-third increments each year, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights as all other holders of common stock. The SARs have a per SAR exercise price of $3.10 which was the closing sales price per share of the Company's common stock on the NYSE on the last trading day prior to the date of grant, in accordance with the terms of the SAR Plan. The SARs will vest in one-third increments upon achievement of performance targets set at 20%, 25% and 30% appreciation of the 20-day volume-weighted average price per share of the Company's common stock over the exercise price of the SAR during a four year performance period. No SARs can be exercised prior to the first anniversary of the grant date. Beginning on the first anniversary of the grant date, SARs can be exercised up to one-third per year, in each case, subject to the continued employment of the grantee as of the date the SAR would first become exercisable. If vested, the SARs have a term of 10 years. The SARS are one time grant made for retention purposes and in light of the difficult economic climate. The maximum value of each SAR is capped at the $22.50 minus the grant price.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016	ION GEOPHYSICAL CORPORATION
	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary